UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2017

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 14, 2017, the board of directors (the “Board”) of Rennova Health, Inc. (the “Company”) concluded that the previously issued unaudited condensed consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2017 (the “Original 10-Q”) should no longer be relied upon because of errors in those financial statements relating to the Company’s accounting for outstanding common stock warrants. The Company identified errors relating to the accounting for outstanding common stock warrants described below.

In July 2017, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2017-11 “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815).” The amendments in Part I of this ASU change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The Company determined that the amendment would have a material impact on its condensed consolidated financial statements and early adopted this ASU. The cumulative effect of the adoption of ASU 2017-11 resulted in the reclassification of the derivative liability recorded of $56 million and the reversal of $41 million of interest expense recorded in the Company’s first fiscal quarter of 2017. The remaining $16 million was offset to additional paid in capital (discount on convertible debenture). Additionally, the Company recognized a deemed dividend from the trigger of the down round provision features of the convertible debt and common stock warrants of $11.1 million, which was recorded retrospectively as of the beginning of the issuance of the March 2017 debentures where the initial derivative liability was recorded.

The Company has identified errors in the calculation of the deemed dividend recorded upon adoption of ASU 2017-11 as the number of outstanding common stock warrants was not proportionally increased for decreases in the exercise prices of various warrants as a result of the trigger of the down round provision features. Therefore, the deemed dividend was understated by approximately $31.6 million for the six months ended June 30, 2017. In addition, other existing common stock warrants that also contain down round provisions that require the Company to reduce the per share exercise price of the warrants and proportionally increase the number of warrants issuable upon exercise, with certain exceptions, whenever the Company issues its common stock or common stock equivalents in a dilutive issuance were not revalued as of June 30, 2017. As a result, the Company did not record a deemed dividend associated with these warrants of approximately $3.5 million and $8.4 million for the three and six months ended June 30, 2017, respectively. The Company is required to report any increase in the fair value of the common stock warrants resulting from a trigger of the down round feature as a deemed dividend in its financial statements with a corresponding increase in the net loss available to common shareholders.

The errors discussed above also resulted in an understatement of the reported number of common stock warrants outstanding at June 30, 2017 from a reported 32,095,655 warrants outstanding to a corrected 156,920,342 warrants outstanding and an overstatement of the weighted average exercise price of the warrants from a reported $0.85 per share to a corrected weighted average exercise price of $0.44 per share. The correction of the errors does not impact assets, liabilities, total stockholders’ deficit, total cash flows, net loss or comprehensive loss.

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The effect of the restatement on each of our financial statements at June 30, 2017 and for the three and six months ended June 30, 2017 is as follows:

Unaudited Condensed Consolidated Balance Sheets Data

	As Previously Reported June 30, 2017	Correction	As Restated June 30, 2017
Stockholders’ deficit
Series G preferred stock, $0.01 par value, 14,000 shares authorized, 215 shares issued and outstanding	$2	$-	$2
Series H preferred stock, $0.01 par value, 14,202 shares authorized, 60 shares issued and outstanding	$-	$-	$-
Common stock, $0.01 par value, 500,000,000 shares authorized, 13,408,360 shares issued and outstanding	$134,084	$-	$134,084
Additional paid-in-capital	$74,430,142	$39,968,327	$114,398,469
Accumulated deficit	$(92,080,742)	$(39,968,327)	$(132,049,069)
Total stockholders’ deficit	$(17,516,514)	$-	$(17,516,514)

Unaudited Condensed Consolidated Statements of Operations Data

	For the Three Months Ended June 30, 2017 As Previously Reported	Correction	For the Three Months Ended June 30, 2017 As Restated

Change in fair value of derivative instruments	$-	$-	$-
Gain on extinguishment of debt	$-	$-	$-
Net loss from continuing operations	$(10,342,636)	$-	$(10,342,636)
Net loss from discontinued operations	$(335,573)	$-	$(335,573)
Net loss	$(10,678,209)	$-	$(10,678,209)
Deemed dividend from trigger of down round provision feature	$-	$(3,508,587)	$(3,508,587)
Net loss to common shareholders	$(10,678,209)	$(3,508,587)	$(14,186,796)
Net loss per common share:
Basic and diluted: continuing operations	$(1.37)	$(0.46)	$(1.83)
Basic and diluted: discontinued operations	$(0.04)	$-	$(0.04)
Total basic and diluted	$(1.41)	$(0.46)	$(1.87)

Unaudited Condensed Consolidated Statements of Operations Data

	For the Six Months Ended June 30, 2017 As Previously Reported	Correction	For the Six Months Ended June 30, 2017 As Restated

Change in fair value of derivative instruments	$(11,093,012)	$(31,609,803)	$(42,702,815)
Gain on extinguishment of debt	$11,093,012	$31,609,803	$42,702,815
Net loss from continuing operations	$(19,663,546)	$-	$(19,663,546)
Net loss from discontinued operations	$(683,320)	$-	$(683,320)
Net loss	$(20,346,866)	$-	$(20,346,866)
Deemed dividend from trigger of down round provision feature	$(11,093,012)	$(39,968,327)	$(51,061,339)
Net loss to common shareholders	$(31,439,878)	$(39,968,327)	$(71,408,205)
Net loss per common share:
Basic and diluted: continuing operations	$(4.93)	$(6.41)	$(11.34)
Basic and diluted: discontinued operations	$(0.11)	$-	$(0.11)
Total basic and diluted	$(5.04)	$(6.41)	$(11.45)

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Unaudited Condensed Consolidated Statement of Changes in Stockholders’ Deficit Data

	For the Six Months Ended June 30, 2017 As Previously Reported	Correction	For the Six Months Ended June 30, 2017 As Restated
Additional paid-in-capital at June 30, 2017	$74,430,142	$39,968,327	$114,398,469
Accumulated deficit at June 30, 2017	$(92,080,742)	$(39,968,327)	$(132,049,069)
Total stockholders’ deficit at June 30, 2017	$(17,516,514)	$-	$(17,516,514)

Unaudited Condensed Consolidated Statements of Cash Flows Data

	For the Six Months Ended June 30, 2017 As Previously Reported	Correction	For the Six Months Ended June 30, 2017 As Restated
Cash flows from operating activities:
Loss (gain) on extinguishment of debt	$(11,093,012)	$(31,609,803)	$(42,702,815)
Change in fair value of derivative instrument	$11,093,012	$31,609,803	$42,702,815

The Company plans to file an amended Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 to include the unaudited condensed consolidated financial statements for the three and six months ended June 30, 2017 and related disclosures reflecting the correction of the errors described above and their related effects as soon as practicable.

The Board and the Company’s management have discussed the matters in this Current Report on Form 8-K with its independent registered public accounting firm, Green & Company, CPAs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2017

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer and Interim Chief Financial Officer

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